As filed with the Securities and Exchange Commission on November 10, 2021

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________
AgroFresh Solutions, Inc.
(Exact name of registrant as specified in its charter)
__________________

Delaware                                        46-4007249
(State or other jurisdiction of incorporation or organization)                    (IRS Employer Identification No.)

One Washington Square, 510-530 Walnut Street, Suite 1350, Philadelphia, PA        19106
(Address of Principal Executive Offices)                                (Zip Code)

AgroFresh Solutions, Inc. 2015 Incentive Compensation Plan, as amended
AgroFresh Solutions, Inc. 2019 Employee Stock Purchase Plan, as amended
(Full title of the plans)
Thomas Ermi
One Washington Square
510-530 Walnut Street, Suite 1350
Philadelphia, PA 19106
(Name and address of agent for service)
(267) 317-9139
(Telephone number, including area code, of agent for service)
Copies to:
Jason T. Simon, Esq.
Greenberg Traurig, LLP
1750 Tysons Boulevard, Suite 1000
McLean, VA 22102
(703) 749-1300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.0001 par value (1)	7,250,000 (2)	$2.03 (3)	$14,717,500 (3)	$1,365

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, par value $0.0001 per share (“Common Stock”), of the registrant which become issuable under the AgroFresh Solutions, Inc. 2015 Incentive Compensation Plan, as amended (the “2015 Equity Plan”) and the AgroFresh Solutions, Inc. 2019 Employee Stock Purchase Plan, as amended (the “ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration by the registrant and which results in an increase in the number of its outstanding shares of Common Stock.

(2)	Represents an additional (i) 6,500,000 shares issuable upon the exercise of incentive stock options, non-qualified stock options, stock grants and other stock-based awards granted or to be granted under the 2015 Equity Plan and (ii) 750,000 shares issuable under the ESPP.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act and based upon the average of the high and low price of a share of the Registrant’s Common Stock as reported by the Nasdaq Global Select Market on November 5, 2021.

 EXPLANATORY NOTE

On August 6, 2021, the stockholders of AgroFresh Solutions, Inc. (the “Company”) approved amendments to the 2015 Equity Plan and the ESPP (together, the “Plans”) to increase the number of shares of Common Stock available for issuance under the Plans by an aggregate of 7,250,000 shares. The number of additional shares being registered under the 2015 Equity Plan and the ESPP are 6,500,000 and 750,000, respectively. Pursuant to General Instruction E of Form S-8, this Registration Statement registers the offer and sale of such additional shares of Common Stock.

Such additional shares of Common Stock are of the same class of securities as the shares of Common Stock issuable under the Plans for which the currently effective registration statement on Form S-8 (File No. 333-232753) filed with the Securities and Exchange Commission (the “Commission”) on July 22, 2019 (the “Prior Registration Statement”) was filed. As permitted by General Instruction E of Form S-8, the contents of the Prior Registration Statement, including any amendments thereto or filings incorporated therein, are incorporated by reference into this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The Commission allows AgroFresh Solutions, Inc. (the “Company”) to “incorporate by reference” the information the Company files with it, which means that the Company can disclose important information to you by referring you to those documents. The Company has previously filed the following documents with the Commission and is incorporating them by reference into this Registration Statement:
•The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Commission on March 15, 2021 (the “2020 Form 10-K”);
•The Company’s Quarterly Reports on form 10-Q for the fiscal quarters ended (i) March 31, 2021, filed with the Commission on May 13, 2021, (ii) June 30, 2021, filed with the Commission on August 10, 2021 and (iii) September 30, 2021, filed with the Commission on November 10, 2021;
•Description of the Company’s Common Stock set forth in its registration statement on Form 8-A12B filed with the Commission on February 12, 2014 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any amendment or report filed for the purpose of updating that description, including Exhibit 4.4 to the 2020 Form 10-K;
•The Company’s Current Reports on Form 8-K filed with the Commission on February 24, 2021, April 12, 2021, April 28, 2021, May 5, 2021, June 15, 2021, August 11, 2021, September 27, 2021 and November 10, 2021.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (not including any information furnished under Items 2.02, 7.01 or 9.01 of Form 8-K, which information is not incorporated by reference herein), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents. The information contained in any such documents will automatically update and supersede any information previously incorporated by reference into this Registration Statement. Any such information so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 8.     Exhibits.

Exhibit No.         Description of Document
4.1         Second Amended and Restated Certificate of Incorporation (1)
4.2        Certificate of Designation of Series A Preferred Stock (2)
4.3         Amended and Restated Bylaws (3)
4.4        Amendment to Amended and Restated Bylaws, effective as of September 3, 2015 (4)
4.5        Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation (5)
4.6        Amendment to Amended and Restated Bylaws, effective as of November 2, 2017 (6)
4.7        Certificate of Designation of Series B Convertible Preferred Stock (7)
4.8         AgroFresh Solutions, Inc. 2015 Incentive Compensation Plan (8)

4.9         First Amendment to 2015 Incentive Compensation Plan (9)
4.10         Second Amendment to the 2015 Incentive Compensation Plan (10)
4.11        Third Amendment to the 2015 Incentive Compensation Plan (11)
4.12         AgroFresh Solutions, Inc. 2019 Employee Stock Purchase Plan (12)
4.13        First Amendment to the 2019 Employee Stock Purchase Plan (13)
5.1         Legal Opinion of Greenberg Traurig, LLP
23.1         Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)
23.2         Consent of Deloitte & Touche LLP
24.1         Power of Attorney (included on signature page of this Registration Statement)

(1)Incorporated by reference to an exhibit to the Current Report on Form 8-K of the Company filed with the Securities and Exchange Commission on August 6, 2015.
(2)Incorporated by reference to an exhibit to the Current Report on Form 8-K of the Company filed with the Securities and Exchange Commission on August 6, 2015.
(3)Incorporated by reference to an exhibit to Annex A to the Company’s definitive proxy statement filed with the Securities and Exchange Commission on July 16, 2015.
(4)Incorporated by reference to an exhibit to the Current Report on Form 8-K of the Company filed with the Securities and Exchange Commission on September 10, 2015.
(5)Incorporated by reference to an exhibit to the Current Report on Form 8-K of the Company filed with the Securities and Exchange Commission on June 7, 2017.
(6)Incorporated by reference to an exhibit to the Quarterly Report on Form 10-Q of the Company filed with the Securities and Exchange Commission on November 9, 2017.
(7)Incorporated by reference to an exhibit to the Current Report on Form 8-K of the Company filed with the Securities and Exchange Commission on September 28, 2020.
(8)Incorporated by reference to Annex C to the Company’s definitive proxy statement filed by the Company on July 16, 2015.
(9)Incorporated by reference to an exhibit to the Current Report on form 8-K filed by the Company on June 7, 2017.
(10)Incorporated by reference to Appendix A to the Company’s definitive proxy statement filed by the Company on April 15, 2019.
(11)Incorporated by reference to Appendix A to the Company’s definitive proxy statement filed by the Company on June 25, 2021.
(12)Incorporated by reference to Appendix B to the Company’s definitive proxy statement filed by the Company on April 15, 2019.
(13)Incorporated by reference to Appendix A to the Company’s definitive proxy statement filed by the Company on June 25, 2021.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on this 10th day of November, 2021.

AGROFRESH SOLUTIONS, INC. By: /s/ Clinton A. Lewis, Jr. Clinton A. Lewis, Jr. Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Clinton A. Lewis, Jr. and Thomas Ermi, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments and documents related thereto, and to file the same and any and all exhibits, financial statements and schedules related thereto, and other documents in connection therewith, with the Commission, granting unto each said attorney-in-fact and agent, and substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all things that said attorneys-in-fact and agents, or any of them or his, her or their substitute or substitutes, may lawfully do and seek to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Clinton A. Lewis, Jr.	Chief Executive Officer and Director	November 10, 2021
Clinton A. Lewis, Jr.	(Principal Executive Officer)

/s/ Graham Miao	Chief Financial Officer	November 10, 2021
Graham Miao	(Principal Financial and Accounting Officer)

/s/ John Atkin	Director	November 10, 2021
John Atkin

/s/ Robert J. Campbell	Director	November 10, 2021
Robert J. Campbell

/s/ Alexander Corbacho	Director	November 10, 2021
Alexander Corbacho

/s/ Denise L. Devine	Director	November 10, 2021
Denise L. Devine

/s/ Nance K. Dicciani	Director	November 10, 2021
Nance K. Dicciani

/s/ Torsten Kraef	Director	November 10, 2021
Torsten Kraef

/s/ Kay Kuenker	Director	November 10, 2021
Kay Kuenker

/s/ Kevin Schwartz	Director	November 10, 2021
Kevin Schwartz

/s/ Macauley Whiting, Jr.	Director	November 10, 2021
Macauley Whiting, Jr.